UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2008
APRIA HEALTHCARE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14316	33-0488566

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

26220 Enterprise Court
Lake Forest, California	92630

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 639-2000
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE
          On October 28, 2008, Sky Acquisition LLC (“Buyer”), an affiliate of The Blackstone Group, completed its acquisition of Apria Healthcare Group Inc. (the “Company”) pursuant to the terms of the agreement and plan of merger, dated as of June 18, 2008 (the “Merger Agreement”), by and among the Company, Buyer and Sky Merger Sub Corporation (“Merger Sub”), a wholly-owned subsidiary of the Buyer. To consummate the acquisition, Merger Sub was merged (the “Merger”) with and into the Company. The Company is the surviving corporation and a wholly-owned subsidiary of Buyer.

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 3.03 Material Modification to Rights of Security Holders
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Principle Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 3.1
Exhibit 4.1
Exhibit 99.1
Exhibit 99.2

Item 1.01 Entry into a Material Definitive Agreement.
          In connection with the closing of the Merger, the Company and U.S. Bank National Association, as trustee (the “Trustee”), have entered into a Second Supplemental Indenture, dated as of October 28, 2008 (the “Second Supplemental Indenture”), to the Indenture dated as of August 20, 2003, by and between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as December 14, 2004, relating to the Company’s 3-3/8% Convertible Senior Notes due 2033 (the “Notes”).
          The Second Supplemental Indenture provides that the Notes will be convertible into $21.00 multiplied by the number of shares of common stock which the holder of such Notes would have been entitled to receive upon the closing of the Merger had such Notes been converted into common stock immediately prior to the Merger.
          The foregoing description is qualified in its entirety by reference to the Second Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1.
Item 1.02 Termination of a Material Definitive Agreement.
          Effective as of the closing of the Merger, all outstanding amounts under the Fourth Restated Credit Agreement, dated November 23, 2004, as amended, by and among the Company, as Borrower, Certain of its Subsidiaries, as Guarantors, Bank of America, as Agent, The Bank of Nova Scotia, as Syndication Agent, and Calyon New York Branch and ING Capital LLC, as Co-Documentation Agents (the “Credit Agreement”), were paid off and the Credit Agreement was terminated.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          In connection with the closing of the Merger, on October 28, 2008, the Company filed a Form 15 Certification and Notice of Termination of Registration under the Securities and Exchange Act of 1934, as amended, to terminate registration of its common stock. In addition, the Company notified the New York Stock Exchange (the “NYSE”) that each share of the Company common stock was cancelled and converted into the right to receive $21.00 in cash, without interest and less applicable withholding taxes, and has requested that NYSE halt trading in the Company common stock following the close of business on October 28, 2008.
Item 3.03 Material Modification to Rights of Security Holders.
          Effective as of the closing of the Merger, each share of outstanding common stock was cancelled and converted into the right to receive $21.00 in cash, without interest and less applicable withholding taxes.

Item 5.01 Changes in Control of Registrant.
          On October 28, 2008, pursuant to the terms of the Merger Agreement, Buyer consummated the acquisition of the Company through the merger of Merger Sub with and into the Company. The Company is the surviving corporation of the Merger and a wholly-owned subsidiary of Buyer.
          The aggregate consideration used to consummate the transactions was approximately $1.7 billion, inclusive of retired debt and associated transaction costs, which includes (i) approximately $670 million in Buyer equity funded by investment funds affiliated with The Blackstone Group, (ii) a bridge loan facility comprised of an approximately $1 billion senior secured term loan and (iii) $30 million in borrowings under a senior secured asset based credit facility.
Item 5.02 Departure of Directors or Principle Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On October 28, 2008, David L. Goldsmith, Vicente Anido, Jr., Terry P. Bayer, I.T. Corley, Lawrence M. Higby, Richard H. Koppes, Philip R. Lochner, Jr. and Mahvash Yazdi resigned from the Company’s Board of Directors effective immediately. All committees of the Board of Directors were disbanded effective as of October 28, 2008.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          In connection with the Merger, on October 28, 2008, the Company filed the Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. As amended and restated, the certificate contains provisions that, among other things, (i) change the registered office and registered agent; (ii) authorize the issuance of one class of common stock with a par value of $0.01 per share; (iii) provide that the election of the Board of Directors need not be by written ballot; and (iv) revise certain provisions relating to the indemnification of directors, officers, agents and employees of the Company. All other provisions in the Company’s Restated Certificate of Incorporation were eliminated in their entirety including, without limitation, those relating to different classes of shares and stockholder actions.
          The foregoing description is qualified in its entirety by reference to the Second Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1.
Item 8.01 Other Events.
           On October 28, 2008, the Company issued a press release announcing that it had notified the NYSE of the scheduled closing date of the proposed Merger pursuant to the terms of the Merger Agreement.
          On October 28, 2008, the Company also issued a press release announcing that the Buyer has completed its acquisition of the Company for a total purchase price of approximately $1.7 billion, inclusive of retired debt and associated transaction costs, whereby Apria stockholders will receive $21.00 in cash, without interest and less applicable withholding taxes, for each outstanding share of common stock they hold.
          A copy of these press releases are filed hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Reference
3.1	Second Amended and Restated Certificate of Incorporation, dated October 28, 2008.

4.1	Second Supplemental Indenture, dated October 28, 2008 between Apria Healthcare Group Inc. and U.S. Bank National Association.

99.1	Press Release issued by the Company on October 28, 2008 announcing scheduled closing date.

99.2	Press Release issued by the Company on October 28, 2008 announcing completion of acquisition.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APRIA HEALTHCARE GROUP INC. Registrant
/s/ Peter A. Reynolds
Peter A. Reynolds
Chief Accounting Officer and Controller

October 28, 2008

EXHIBIT INDEX

Exhibit
Number	Reference
3.1	Second Amended and Restated Certificate of Incorporation, dated October 28, 2008.

4.1	Second Supplemental Indenture, dated October 28, 2008 between Apria Healthcare Group Inc. and U.S. Bank National Association.

99.1	Press Release issued by the Company on October 28, 2008 announcing scheduled closing date.

99.2	Press Release issued by the Company on October 28, 2008 announcing completion of acquisition.